Vertex Energy 8-K

Exhibit 10.4

PROMISSORY NOTE

$5,150,000	January 29, 2016

FOR VALUE RECEIVED, VERTEX REFINING OH, LLC, an Ohio limited liability company (“Borrower”), promises to pay to the order of FOX ENCORE 05 LLC, a Washington limited liability company (“Lender”), in lawful money of the United States of America in immediately available funds at its offices located at c/o ACF Property Management, Inc., Attn: Alan C. Fox, 12411 Ventura Blvd., Studio City, CA 91604, or at such other location as Lender may designate from time to time, the principal sum of:

FIVE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS

(such amount, the “Principal Amount”) together with interest accruing on the outstanding principal balance from the date hereof, all as provided below in this Promissory Note (this “Note”).

1. Interest Payments. The Principal Amount outstanding under this Note will bear interest at a rate per annum which is at all times equal to 10.00%. Borrower shall pay interest on the unpaid Principal Amount in arrears from the date hereof until paid, commencing February 29, 2016, and continuing on the last day of each succeeding month thereafter and on the Maturity Date (as hereinafter defined), or such earlier date in the event of a prepayment of the remaining balance of the Principal Amount or in the event that the Principal Amount is accelerated due to an Event of Default (as hereinafter defined). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 365 days. Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Principal Amount exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

2. Maturity Date. The entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full to Lender on the earlier of (a) July 31, 2016 (as may be extended by Borrower in accordance with the terms and conditions of Section 3 of this Note, the “Maturity Date”), which Borrower acknowledges and agrees is a “balloon payment,” or (b) upon acceleration of this Note during the existence of an Event of Default.

3. Extension Option. Provided that no Event of Default is then existing hereunder or under any other Loan Document (as hereinafter defined), and subject to compliance with the requirements described in this Section 3, Borrower shall have up to three (3) extension options (each, an “Extension Option”) pursuant to which Borrower may notify Lender that it is electing to extend the Maturity Date for six (6) months each. The first extension will extend the Maturity Date of the Note until January 31, 2017, the second extension will extend the Maturity Date of the Note until July 31, 2017, and the third extension will extend the Maturity Date of the Note until January 29, 2018. Under no circumstances shall any extension of the Maturity Date of this Note extend beyond January 29, 2018. To exercise each respective Extension Option, Borrower must in each instance comply with the following requirements:

(a) A written notice of Borrower’s intent to exercise an Extension Option (each an “Extension Notice”) must be received by Lender not less than thirty (30) days prior to the then-applicable Maturity Date;

(b) Concurrently with delivery to Lender of the Extension Notice, Borrower shall pay Lender an extension fee equal to 3% of the then outstanding Principal Amount, which shall be fully earned by Lender and shall not be applied toward the outstanding Indebtedness and shall be in addition to all Loan payments provided herein; provided, however, that if Borrower elects to exercise the Extension Option to extend the Maturity Date to January 31, 2017, there shall be no fee for such extension, but such extension shall instead serve to terminate the Early Prepayment Bonus (defined below); and

(c) No Event of Default shall exist as of the time of Borrower’s delivery of the Extension Notice to Lender, or on the date of such extension.

Upon satisfaction of the requirements set forth above, the then-applicable Maturity Date shall automatically be extended for a period of six (6) months to the applicable Maturity Date in accordance with this Section. In such event, Borrower shall continue to make payments hereunder in accordance with the provisions of Sections 1 and 2 of this Note.

3. Other Provisions Relating to Principal and Interest Payments. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Ohio, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Lender may choose, in its sole discretion.

4. Late Payments; Default Rate. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note, Borrower also shall pay to Lender a late charge equal to five percent (5%) of the amount of such payment (the “Late Charge”). Upon maturity, whether by acceleration, demand or otherwise, and at Lender’s option following written notice to Borrower during the continuance of an Event of Default, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 365 days) which shall be five percentage points (5%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which Lender may employ. In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default. Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty. In the event that the indebtedness evidenced by this Note is prepaid in whole on or before July 31, 2016, the Principal Amount shall automatically be decreased by the sum of One Hundred and Fifty Thousand Dollars (the “Early Prepayment Bonus”), such that the Principal Amount shall be deemed to be Five Million Dollars if the indebtedness evidenced by this Note is prepaid in whole on or before July 31, 2016.

6. Security. This Note is given in consideration of the loan from Lender to Borrower in the Principal Amount and is secured by the Mortgage, which shall be a first lien on the Property. Borrower hereby agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and in all other Loan Documents, all such terms, covenants and provisions being hereby made a part of this Note to the same extent and with the same force and effect as if fully set forth in this Note.

7. Representations and Warranties. Borrower represents and warrants that the statements set forth in this Section are true, correct and complete:

(a) Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Ohio, (ii) has all requisite power and authority to conduct its business and to own and operate the Property, and (iii) is duly qualified to do business in every jurisdiction in which the nature of business conducted by it makes such qualification necessary or where failure to so qualify would have a Material Adverse Effect (as hereinafter defined) on its business or financial condition or its performance of Borrower’s obligations under this Note or any other Loan Document (as hereinafter defined) or Related Writing (as hereinafter defined);

(b) Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under this Note or any other Loan Document or Related Writing;

(c) The officers, managers or other persons executing this Note and any other Loan Document or Related Writing on behalf of Borrower are fully authorized to execute this Note and such other Loan Documents and Related Writings on behalf of Borrower;

(d) The execution and delivery of this Note and any other Loan Document or Related Writing by Borrower and the performance and observance by Borrower of the provisions of such documents do not (i) violate or conflict with the Articles of Organization or limited liability company agreement (or equivalent governance document) of Borrower or any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency, or (ii) result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against Borrower;

(e) Borrower has received consideration which is the reasonable equivalent of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent, as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Note or any other Loan Document or Related Writing. Borrower has not engaged, nor is Borrower about to engage, in any business or transaction for which the assets retained by Borrower are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred under this Note. Borrower does not intend to, nor does Borrower believe that Borrower will, incur debts beyond Borrower’s ability to pay them as they mature;

(f) This Note constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles;

(g) Borrower’s latest financial statements provided to Lender are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise, and the results of Borrower’s operations for the period specified therein. Borrower’s financial statements have been prepared in accordance with generally accepted accounting principles consistently applied from period to period subject, in the case of interim statements, to normal year-end adjustments. Since the date of the latest financial statements provided to Lender, Borrower has not suffered any damage, destruction or loss which would be likely to have a Material Adverse Effect.

(h) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of Borrower, threatened against Borrower which could result in a Material Adverse Effect, and there is no basis known to Borrower or its officers, directors, managers, or equity holders for any such action, suit, proceedings or investigation.

(i) Borrower has obtained, in Borrower’s name, all permits currently necessary or required to operate the facility located on the Property.

8. Covenants. Borrower agrees that until all of the Debt (as hereinafter defined) shall have been paid in full, Borrower shall perform and observe each of the following provisions:

(a) Notice of Certain Matters. Borrower shall give notice to Lender, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following:

(i) any litigation or claim affecting or relating to the Property and which would be likely to cause a Material Adverse Effect;

(ii) any dispute between Borrower and any Governmental Agency relating to the Property, the adverse determination of which could reasonably cause a Material Adverse Effect on the Property;

(iii) any Event of Default;

(iv) the creation or imposition of any mechanics’ lien or other lien against the Property;

(v) any investigation, enforcement, clean up, removal or other action or requirement of any Governmental Agency relating to any Hazardous Materials located on, or released or generating upon or from, the Property, or the presence of any Hazardous Materials in a manner not in compliance with applicable law; and/or

(vi) any material adverse change in the financial condition of Borrower.

(b) Intentionally Deleted.

(c) Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

(d) Financial Reporting. Borrower shall furnish to Lender:

(i) Annual Financial Statements. Borrower shall deliver to Lender, within ninety (90) days after the end of each fiscal year a balance sheet for Borrower as of the end of such fiscal year and a statement of profit and loss for Borrower and for Borrower’s operations in connection with the Property for such fiscal year, together with all supporting schedules, internally prepared by Borrower and certified by Borrower in writing as (i) being prepared in accordance with GAAP, (ii) fairly presenting Borrower’s financial condition, (iii) showing all material liabilities, direct and contingent, (iv) fairly presenting the results of Borrower’s operations, and (v) disclosing the existence of any hedge and/or off-balance sheet transactions.

(ii) Quarterly Financial Statements. Borrower shall deliver to Lender, within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet for Borrower as of the end of such fiscal quarter and a statement of profit and loss for Borrower and for Borrower’s operations in connection with the Property for such fiscal quarter, together with all supporting schedules and certified by the Borrower in writing as (i) being prepared in accordance with GAAP, (ii) fairly presenting Borrower’s financial condition, (iii) showing all material liabilities, direct and contingent, (iv) fairly presenting the results of Borrower’s operations, and (v) disclosing the existence of any hedge and/or off-balance sheet transactions.

(e) Payment of Taxes and Other Charges. Borrower shall pay and discharge when due all taxes, assessments, charges, levies and other liabilities imposed upon Borrower or the Property, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to Lender in its sole discretion.

(f) Maintenance of Existence, Operation and Assets. Borrower shall do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits, licenses and franchises necessary to enable Borrower to continue its business at the Property as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep the Property in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements to the Property.

(g) Compliance with Laws. Borrower shall comply in all material respects with all laws applicable to Borrower, the Property, and the operation of the Property.

(h) Compliance with Permits. Borrower shall comply with all permits, licenses and governmental approvals (“Permits”), including all permits issued by the applicable Governmental Agency to authorize the operation of the Property, and Borrower shall maintain all Permits in full force and pay all fees therefor;

(i) Merger or Transfer of Assets. Borrower shall not liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of the Property or all or any substantial part of Borrower’s property, assets, operations or business, whether now owned or hereafter acquired.

(j) Change in Business. Borrower shall not make or permit any change in Borrower’s form of organization.

(k) Financial Records. Borrower shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times permit Lender to examine Borrower’s books and records and to make excerpts therefrom and transcripts thereof.

9. Intentionally Deleted.

10. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due and such failure to pay continues uncured for 10 days; (ii) the failure of Borrower to observe or perform any covenant or other agreement, under or contained in any Loan Document and such failure continues uncured for a period of 30 days after written notice from Lender; (iii) the filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within forty-five (45) days of the commencement thereof; (iv) any assignment by Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower; (v) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against the Property; (vi) the entry of a final judgment against Borrower and the failure of Borrower to discharge the judgment within thirty (30) days of the entry thereof;  (vii) any representation or warranty made by Borrower to Lender in any Loan Document or any other documents now or in the future evidencing or securing the obligations of Borrower to Lender, is false, erroneous or misleading in any material respect; (viii) Borrower’s failure to timely deliver any of the Post-Closing Deliveries (defined below); or (viii) if the Property is abandoned or there is otherwise an abandonment of all or substantially all of the operations thereon.

11. Remedies. Upon the occurrence of an Event of Default: (a) Lender shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at Lender’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at Lender’s option upon written notice to Borrower, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Lender may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

12. Post-Closing Deliveries. Within one hundred and twenty (120) days of the date of this Note, Borrower shall furnish to Lender the following, all of which shall be reasonably satisfactory to Lender in form and substance (collectively, the “Post-Closing Deliveries”):

(a) A current “Phase I” environmental report addressed to Lender (or accompanied by a reliance letter addressed to Lender) and prepared by an Ohio licensed environmental engineering firm acceptable to Lender, which report must indicate to Lender’s satisfaction that the Property is free from hazardous substance contamination, and such other evidence of compliance of the Property with applicable federal, state, and local environmental laws, regulations, and requirements as Lender may require;

(b) Evidence satisfactory to Lender that the Property complies with all applicable zoning and other land use laws; and

(c) A permit compliance report certified to Lender and prepared by a licensed environmental engineering firm acceptable to Lender, which report must indicate to Lender’s satisfaction that the Property is in compliance with all Permits and that Borrower holds all permits, approvals, or licenses required to be held by Borrower with respect to Borrower’s operations on the Property.

Borrower’s failure to deliver the Post-Closing Deliveries by no later than the one hundred and twentieth (120th) day after the date of this Note shall constitute an immediate Event of Default. Within thirty (30) days of Lender’s receipt of a Post-Closing Delivery, Lender shall provide Borrower with a notice that such Post-Closing Delivery is either: (i) satisfactory to Lender or (ii) unsatisfactory to Lender, in which case Lender shall provide to Borrower a reasonably detailed explanation regarding the defects in such Post-Closing Delivery, and at which point Borrower shall exercise all commercially reasonable diligence to effectuate a cure of such defect at the earliest practicable time, but in no event later than one year from the receipt of such notice.

13. Purchase Option.

13.1 Notice of Exercise. Upon the occurrence of an Event of Default (such occurrence, the “Trigger Event”), Goldman Sachs Bank USA (the “Administrative Agent”) or any of the lenders party to the Amended and Restated Credit and Guaranty Agreement dated as of the date hereof, acting as a single group (the “Purchasing Term Loan Creditors”), shall have the option, within twenty (20) days after the Lender delivers notice of such Trigger Event to the Administrative Agent (the “Purchase Notice”) to purchase the Note from the Lender. The Lender shall provide the Administrative Agent with notice of any Trigger Event promptly after becoming aware thereof. The Purchase Notice shall be irrevocable. In the event that the Purchase Notice is not provided within such twenty (20) day period, the rights of the Purchasing Term Loan Creditors shall automatically expire and be of no further force or effect.

13.2 Purchase and Sale. On the date specified by the relevant Purchasing Term Loan Creditors in the Purchase Notice (which date shall not be less than ten (10) Business Days from the receipt by the Lender of the Purchase Notice and shall not be more than twenty (20) Business Days from the receipt by the Lender of the Purchase Notice), the Lender shall sell to the Purchasing Term Loan Creditors, and the Purchasing Term Loan Creditors shall purchase from the Lender, the Note; provided that, the Lender shall retain all rights to be indemnified or held harmless by the Borrower in accordance with the terms of the Loan Documents but shall not retain any rights to the security therefor. For the purposes of this Section 13.2, the term Lender shall mean the Person that constitutes the Lender immediately prior to the consummation of the purchase of the Loan and shall not refer to the Purchasing Term Loan Creditors.

13.3 Payment of Purchase Price. Upon the date of such purchase and sale, the Purchasing Term Loan Creditors shall (a) pay to the Lender as the purchase price therefor the full amount of the Note then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (b) furnish cash collateral to the Lender in a manner and in such amounts as the Lender determines is reasonably necessary to secure the Lender in connection with any indemnification obligations which may become payable under the Loan Documents (other than indemnification obligations that are unasserted contingent obligations), (c) agree to reimburse the Lender for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any checks or other payments provisionally credited to the Note, and/or as to which the Lender has not yet received final payment, (d) agree to reimburse the Lender in respect of indemnification obligations of the Borrower under the Loan Documents as to matters or circumstances known to the Lender at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Lender, and (e) agree to indemnify and hold harmless the Lender from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Note as a direct result of any acts by any term loan secured party occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the Lender may designate in writing for such purpose.

13.4 Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the Lender and without recourse of any kind, except that the Lender shall represent and warrant: (a) the amount of the Note being purchased from it, (b) that, if true, Lender owns the Note free and clear of any Liens or encumbrances and (c) that Lender has the right to assign the Note and the assignment is duly authorized.

13.5. Limitation on Exercise of Remedies. After the occurrence of a Trigger Event until either (i) the expiration of the 20-day period in Section 13.1 without delivery of a Purchase Notice or (ii), if a Purchase Notice is delivered within such period, the later of (a) the expiration of the applicable period for consummation of the purchase of the Note contemplated by such Purchase Notice (as such period may be mutually extended, in their respective sole and absolute discretion, by the Lender and Purchasing Term Loan Creditors) and (b) the purchase of the Note contemplated by such Purchase Notice, the Lender shall not take any material enforcement action without the consent of the Purchasing Term Loan Creditors, which consent may not be unreasonably withheld or delayed (it being understood that from and after the purchase of the Note contemplated by this Section 13, Purchasing Term Loan Creditors in their capacities as Lender shall not be bound by this Section 13.5).

14. Indemnification. Borrower agrees to defend, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the advances under this Note or any of the Debt; provided that Lender shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section shall survive any termination of this Note.

15. Notices. All notices, demands, requests, consents or other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered in person or three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, to the appropriate party at the address specified for such party on Exhibit A to this Note or such other address as shall be provided by such party from time to time in compliance with this Section.

16. Waiver; Cumulative Remedies; Modifications. No delay or omission on Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Lender’s action or inaction impair any such right or power. Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Lender may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by Borrower from, any provision of this Note will be effective unless made in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

17. Costs and Expenses. Borrower agrees to pay on demand, to the extent permitted by law, all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits, and disbursements) (i) incurred by, imposed upon, or asserted against, Lender in any attempt by Lender to (A) obtain payment, performance, and observance of this Note or any other Loan Document or Related Writing, or (B) in connection with the restructuring or enforcement of this Note or any other Loan Document or Related Writing; or (ii) incidental or related to (A) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

18. Severability of Provisions; Waiver of Presentment; Binding Effect. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower may not assign this Note in whole or in part without Lender’s written consent and Lender at any time may assign this Note in whole or in part.

19. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflict of laws. Any dispute arising under or in connection with this Note or the transactions contemplated hereby will be tried and delegated exclusively in the state or federal courts located in Franklin County, Ohio. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation among the parties with respect to, or arising out of, this Note in any jurisdiction other than as specified in this Section. Each party hereby waives any right it may have to assert the doctrine of forum non-conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and each party further stipulates that the state and federal courts located in Franklin County, Ohio will have in personam jurisdiction and venue over it for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Note.

20. Jury Trial Waiver. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

21. Principal Payments Subject to MIPA. Borrower and Lender acknowledge that Borrower’s payment of the Principal Amount under this Note shall be subject to the terms and conditions of Section 6.2 of that certain Membership Interest Purchase Agreement of even date herewith by and between Lender and Borrower’s affliate, Vertex Refining NV, LLC.

22. No Third-Party Beneficiaries. Except with respect to Administraive Agent’s rights pursuant to Section 13 of this Note, this Note has no third-party beneficiaries, express or implied.

23. Definitions. As used in this Note, the following terms shall have the following meanings:

“Assignment of Contracts and Permits” shall mean that certain Assignment of Contracts and Permits, of even date herewith, executed and delivered by Borrower to Lender relating to the Property, as the same may from time to time be amended, restated or otherwise modified.

“Borrower” shall have the meaning given to such term in the opening paragraph of this Note.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio.

“Consolidated” shall mean the resultant consolidation of the financial statements of the Companies and their subsidiaries in accordance with GAAP.

“Debt” shall mean, collectively, (a) all Indebtedness incurred by Borrower to Lender pursuant to this Note and includes the principal of and interest on the Note; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the extension fees and any other fees payable hereunder; (d) every other liability, now or hereafter owing to Lender or any affiliate of Lender by Borrower, and includes, without limitation, every liability, whether owing by only Borrower or by Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or any affiliate thereof) or acquired by Lender (or any affiliate thereof) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate thereof) in whole or in part; and (e) all Related Expenses.

“Default” shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by Lender in writing.

“Default Rate” shall have the meaning given to such term is Section 4 of this Note.

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement, of even date herewith, executed and delivered by Borrower to Lender relating to the Property, as the same may from time to time be amended, restated or otherwise modified.

“Event of Default” shall have the meaning given to such term in Section 10 of this Note.

“Extension Option” shall have the meaning given to such term in Section 3 of this Note.

“Financial Officer” shall mean any of the following officers: chief executive officer, president, chief financial officer, treasurer or controller.

“GAAP” shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

“Governmental Agency” means any governmental or quasi-governmental agency, board, bureau, commission, department, court, administrative tribunal or other instrumentality or authority, and any public utility.

“Historical Financial Statements” means the most recent balance sheet, income statement and statement of cash flows delivered to Lender prior to the date of this Note.

“Indebtedness” shall mean, for Obligor (excluding in all cases trade payables payable in the ordinary course of business by such Obligor), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker’s acceptance, currency swap agreement or rate management agreement, (e) all obligations under synthetic leases, (f) all capital lease obligations, (g) all obligations of such Obligor with respect to asset securitization financing programs to the extent that there is recourse against such Obligor or such Obligor is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Obligor to finance its operations or capital requirements.

“Late Charge” shall have the meaning given to such term in Section 4 of this Note.

“Lender” shall have the meaning given to such term in the opening paragraph of this Note.

“Loan Documents” shall mean this Note, the Mortgage, the Environmental Indemnity Agreement, and the Assignment of Contracts and Permits, any subordination agreements, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Loan Policy” shall have the meaning given to such term in Section 9 of this Note.

“Material Adverse Effect” shall mean any change resulting in a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of Vertex and its Subsidiaries taken as a whole, (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder, or (d) the ability of Borrower to perform its obligations under the Loan Documents.

“Maturity Date” shall have the meaning given to such term in Section 2 of this Note.

“Mortgage” shall mean that certain Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents from Borrower to Lender dated of even date herewith, executed and delivered by Borrower, as the same may from time to time be amended, restated or otherwise modified.

“Note” shall have the meaning given to such term in the opening paragraph of this Note.

“Permits” shall have the meaning given to such term in Section 8 of this Note.

“Post-Closing Deliveries” shall have the meaning given to such term in Section 12 of this Note

“Property” shall mean that certain real and personal property described in the Mortgage and located in Franklin County, Ohio, together with all improvements, structures and buildings thereon and all appurtenances, easements, privileges, hereditaments and other rights relating or appertaining thereto.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Principal Amount” shall have the meaning given to such term in the opening paragraph of this Note.

“Related Expenses” shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits, and disbursements) (a) incurred by, imposed upon, or asserted against, Lender in any attempt by Lender to (i) obtain, preserve, or enforce any security interest evidenced by this Note or any Related Writing; (ii) obtain payment, performance, and observance of any and all of the Debt; or (iii) maintain, insure, preserve, repossess, and dispose of any of the collateral securing the Debt or any thereof; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

“Related Writing” shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, pledge agreement, subordination agreement, financial statement, audit report or other writing furnished by any Borrower or any Obligor, or any of their respective officers, to Lender pursuant to or otherwise in connection with this Note.

“Title Company” shall have the meaning given to such term in Section 9 of this Note.

“Vertex” shall mean Vertex Energy, Inc., a Nevada corporation.

Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

VERTEX REFINING OH, LLC, an Ohio lmited liability company

By:	/s/ Chris Carlson
Print Name:	Chris Carlson
Title:	Chief Financial Officer

STATE OF TEXAS	)
	)	SS:
COUNTY OF HARRIS	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named VERTEX REFINING OH, LLC, an Ohio limited liability company, by Chris Carlson, its CFO, who acknowledged that he/she did sign the foregoing instrument on behalf of said limited liability company and that the same is his/her free act and deed as such CFO and the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Houston, Texas, this 28th day of January 2016.

/s/ Lauri Jann Leger
Notary Public

My commission expires:	10/22/2019

[Signature page – $5,000,000 Promissory Note – Fox Encore 05 LLC/Vertex Refining OH, LLC]

Exhibit A

Notice Address

If to Borrower:

Vertex Refining OH, LLC

c/o Ben Cowart

1331 Gemini Suite 250

Houston, TX 77058

with copy to:

Timothy P. Reardon

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 1700

Milwaukee, WI 53202

If to Lender:

Fox Encore 05 LLC

c/o ACF Property Management, Inc.

12411 Ventura Blvd.

Studio City, CA 91604

Attn: Alan C. Fox

with copy to:

Bryce C. Alstead

Holland & Hart LLP

9555 Hillwood Drive, 2nd Floor

Las Vegas, NV 89134